Exhibit 4.9

August 15, 2005

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Worthington Industries, Inc. – Form 10-K for the fiscal year ended May 31, 2005

Ladies and Gentlemen:

Worthington Industries, Inc., an Ohio corporation, is today filing a Form 10-K, Annual Report for the fiscal year ended May 31, 2005 (the “Form 10-K”).

Pursuant to the provisions of Item 601(b)(4)(iii) of Regulation S-K, Worthington Industries, Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of holders of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The long-term debt evidenced by such instruments and agreements does not exceed 10% of the total assets of Worthington Industries, Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

WORTHINGTON INDUSTRIES, INC.

/s/ John S. Christie
John S. Christie
President and Chief Financial Officer